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                                                                      EXHIBIT 12

                   TENNECO INC. AND CONSOLIDATED SUBSIDIARIES

              COMBINED WITH 50% OWNED UNCONSOLIDATED SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)

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
                                                                  (MILLIONS)
                                                                     THREE
                                                                    MONTHS
                                                                     ENDED
                                                                   MARCH 31,
                                                                  ------------
                                                                  1994   1993
                                                                  -----  -----
Income from operations before cumulative effect of change in accounting principle............................................ $ 122  $  74
Add:
  Interest.......................................................   162    210
  Portion of rentals representative of interest factor...........    17     18
  Income tax expense and other taxes on income...................    76     73
  Amortization of interest capitalized applicable to non-utility
   companies.....................................................     2      3
  Undistributed earnings of affiliated companies in which less
   than a 50% voting interest is owned...........................    (3)    (3)
                                                                  -----  -----
    Earnings as defined.......................................... $ 376  $ 375
                                                                  =====  =====
Interest......................................................... $ 162  $ 210
Interest capitalized.............................................     2      1
Portion of rentals representative of interest factor.............    17     18
                                                                  -----  -----
    Fixed charges as defined..................................... $ 181  $ 229
                                                                  =====  =====
Ratio of earnings to fixed charges...............................  2.08   1.64
                                                                  =====  =====
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